UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                OCTOBER 31, 2004


                                   VALERO L.P.
             (Exact name of registrant as specified in its charter)

    DELAWARE                        1-16417                           74-2956831
(State or other             (Commission File Number)               (IRS Employer
  jurisdiction                                               Identification No.)
of incorporation)

             ONE VALERO WAY
           SAN ANTONIO, TEXAS                                  78249
 (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (210) 345-2000

                         ------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


On October 31, 2004, Valero L.P., a Delaware limited partnership, ("VLI") and Kaneb Services LLC, a Delaware limited liability company (and parent company of the general partner of Kaneb Pipe Line Partners, L.P.) ("KSL"), and certain of their respective affiliated parties entered into a definitive merger agreement (the "KSL Agreement"), pursuant to which a wholly owned subsidiary of VLI will merge with and into KSL, with the surviving entity being a wholly owned subsidiary of VLI (the "KSL Merger"). Under the terms of the KSL Agreement, each KSL common shareholder will be entitled to receive a fixed cash consideration of $43.31 per KSL common share.

Also on October 31, 2004, VLI and Kaneb Pipe Line Partners, L.P., a Delaware limited partnership ("KPP") and certain of their respective affiliated parties entered into a separate definitive merger agreement (the "KPP Agreement"), pursuant to which a wholly owned subsidiary of VLI will merge with and into KPP, with the surviving entity being a wholly owned subsidiary of VLI (the "KPP Merger"). Under the terms of the KPP Agreement, each unitholder of KPP will be entitled to receive a number of VLI common units based on an exchange ratio formula providing VLI common units worth $61.50 per KPP unit within a specified "collar" range of VLI common unit market prices (plus or minus five percent of $57.25), measured over a period prior to closing. Should VLI's average per unit price during the measurement period be below $54.39 per unit, the exchange ratio will be fixed at 1.1307 VLI common units for each KPP unit. Should VLI's average per unit price during the measurement period exceed $60.11 per unit, the exchange ratio will be fixed at 1.0231 VLI common units for each KPP unit.

The completion of each of the KPP Merger and the KSL Merger is subject to the approval of a majority of the unitholders of each of VLI and KPP, as well as a majority of the shareholders of KSL, respectively. Further, both mergers are contingent upon each other and are subject to customary regulatory approvals including those under the Hart-Scott-Rodino Antitrust Improvements Act. The mergers are expected to close in the first quarter of 2005.

The above descriptions of the KSL Agreement and the KPP Agreement do not purport to be a complete statement of the parties' rights and obligations under those agreements and the transactions contemplated thereby. The above descriptions are qualified in their entirety by reference to the KSL Agreement, a copy which is attached to this Current Report on Form 8-K as Exhibit 99.1, and the KPP Agreement, a copy of which is attached to this Current Report on Form 8-K as
Exhibit 99.2, both of which are incorporated herein by reference.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

         99.1 Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Riverwalk Logistics, L.P., Valero GP, LLC, VLI Sub A LLC and Kaneb Services LLC

         99.2 Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Riverwalk Logistics, L.P., Valero GP, LLC, VLI Sub B LLC, Kaneb Pipe Line Partners L.P. and Kaneb Pipe Line Company LLC

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VALERO L.P.


                               By:      Riverwalk Logistics, L.P.
                                        its general partner

                                        By:     Valero GP, LLC
                                                its general partner



Date: November 4, 2004                          By: /s/ Bradley C. Barron
                                                   -----------------------------
                                                   Name:  Bradley C. Barron
                                                   Title: Corporate Secretary